PRESS RELEASE – FOR IMMEDIATE RELEASE

CONTACT:	Alan Maximiuk, Chief Financial Officer
(248) 737-4190

AGREE REALTY CORPORATION
REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2011

Full Year 2011 Highlights:

•	Acquired ten single tenant retail properties for combined cost of approximately $38.8 million
•	Announced McDonalds development project in November 2011 with anticipated third quarter of 2012 rent commencement
•	Completed Berkeley, California redevelopment project on behalf of Walgreens
•	$0.40 per share dividend for the fourth quarter paid January 3, 2012
•	Closed on $85,000,000 unsecured revolving credit facility
•	Raised $35.1 million in net proceeds from secondary common equity offering in 2012

FARMINGTON HILLS, MI (February 29, 2012) - Agree Realty Corporation (NYSE: ADC) today announced results for the quarter and full year ended December 31, 2011.

Fourth quarter Funds from Operations (FFO) was $4,786,000 compared with FFO in the fourth quarter of 2010 of $6,958,000. FFO per diluted share for the fourth quarter of 2011 was $0.48 compared with $0.70 for the fourth quarter of 2010. Excluding the non-recurring lease termination payment of $700,000 received in the fourth quarter of 2010, FFO per share, as adjusted for the three months ended December 31, 2010 was $0.63 per share. The reduction in fourth quarter FFO and FFO per share is primarily the result of the impact of the Borders bankruptcy in 2011, and the disposition of several properties, offset by the impact of the Company’s acquisition and development properties.

For the year ended December 31, 2011, FFO was $30,075,000 compared with FFO for the year ended December 31, 2010 of $24,933,000. FFO per diluted share for the year ended December 31, 2011 was $3.00 compared with $2.61 for the year ended December 31, 2010. Excluding the non-cash items related to the Borders bankruptcy discussed elsewhere in this press release, FFO per share, as adjusted, for the year ended December 31, 2011 was $2.20 per share. Excluding the non-recurring lease termination payment received in 2010, FFO per share, as adjusted, for the year ended December 31, 2010 was $2.54 per share. The decrease in FFO occurred primarily due to the impact of the Borders bankruptcy in 2011, and the disposition of several properties, offset by the impact of the Company’s acquisition and development properties.

“We are continuing our strategy of acquiring and developing single tenant net lease assets for industry leading retailers. These activities will provide for solid future operating results,” said Joey Agree, President and Chief Operating Officer. “Our new credit facility and recent common equity offering provides the Company with the capital to continue to diversify the portfolio and take advantage of the pipeline of opportunities available to us.”

Net income for the fourth quarter of 2011 was $3,221,000, or $0.32 per diluted share, compared with net loss for the fourth quarter of 2010 of $(3,313,000), or $(0.33) per share. Fourth quarter 2010 was negatively impacted by $8,140,000 of non-cash impairment charges and a $590,000 loss on disposal of assets, offset by a $700,000 non-recurring lease termination payment.

Net income for the twelve months ended December 31, 2011 was $9,889,000, or $0.99 per diluted share, compared with net income for the comparable period last year of $15,628,000, or $1.64 per diluted share. Net income for the year ended December 31, 2010, included a gain of $4,738,000, or $0.50 per share from the disposition of three of the Company’s properties, a non-recurring lease termination payment of $700,000 and non-cash impairments of $8,140,000. Net income for the year ended December 31, 2011 was impacted by non-cash impairments charges of $13,500,000, a gain on extinguishment of debt of $2,360,000, non-cash deferred revenue recognition of $5,697,000, and by the loss of revenue due to the bankruptcy of Borders and the closure of all of their stores offset by the impact of the Company’s acquisition and development properties.

A reconciliation of net income to FFO and FFO, as adjusted, is included in the financial tables accompanying this press release. Agree Realty Corporation reports FFO according to the definition established by the National Association of Real Estate Investment Trust (“NAREIT”). In 2011, NAREIT clarified that impairment charges for depreciable assets should be excluded from FFO. Therefore, Agree Realty has excluded the impairment charges on depreciable assets in reported FFO and has restated prior periods in accordance with the NAREIT definition.

New Expanded Credit Facility

As announced previously, the Company closed on a new $85 million unsecured revolving credit facility on October 26, 2011. This credit facility contains an accordion feature that allows the Company to expand the facility to $135 million, subject to satisfaction of conditions. The facility is for three years, maturing October 2014, and can be extended for two-one year periods to October 2016 at the Company’s option. Borrowings are priced at LIBOR plus a margin of 175 to 260 basis points.

Acquisition Activities

The Company acquired ten retail properties during 2011 for a total of approximately $38,800,000 including four properties during the fourth quarter for a total of approximately $18,500,000. The four properties acquired during the fourth quarter of 2011 are single tenant buildings net leased to Kohl’s, Walgreen, Wawa, and CVS.

In addition, the Company has acquired three retail properties during 2012 for approximately $6,000,000. The three properties acquired are single tenant buildings net leased to National Tire & Battery (“NTB”), JPMorgan Chase Bank and Advance Auto Parts.

Borders Bankruptcy Status and Disposition Activities

Borders Group, Inc. and certain of its subsidiaries, including Borders, Inc., was operating in a Chapter 11 bankruptcy since February 16, 2011. In July 2011, Borders, unable to conclude a sale as a going concern, received the bankruptcy court’s approval for the liquidation of all of the assets of Borders, including its leases. Borders closed the six remaining retail stores owned by the Company during September 2011 and their corporate headquarters in Ann Arbor, Michigan in December 2011.

During the quarter ended September 30, 2011, the Company recognized various non-cash items amounting to net charges of $(5,440,000). These included non-cash impairment charges of $13,500,000 related to Borders properties, offset by non-cash deferred revenue recognition of $5,700,000 which is included in discontinued operations and a non-cash gain on extinguishment of debt of $2,360,000.

During the fourth quarter of 2011 the Company sold the former Borders property in Norman, Oklahoma for proceeds of approximately $1,600,000. In addition, the Company conveyed the former Borders corporate headquarters property in Ann Arbor, Michigan, which was subject to a non-recourse mortgage loan in default, to the lender pursuant to a consensual deed-in-lieu-of-foreclosure process that satisfied the loan of approximately $5.5 million. The Company also entered into a settlement agreement that provided for the termination of the ground lease on a former Borders property in Ann Arbor, Michigan, and conveyed the retail portion of the property owned by the Company to the ground lessor. The Company retained a fee interest in the office portion of the property.

The Company is currently marketing for sale and/or lease the four remaining unencumbered former Borders retail properties in Columbus, Ohio, Lawrence, Kansas, Monroeville, Pennsylvania, Omaha, Nebraska, and the former office location in Ann Arbor, Michigan. The Company anticipates conveying the former Borders properties in Columbia, Maryland, Germantown, Maryland, Oklahoma City, Oklahoma and Omaha, Nebraska, which are subject to non-recourse mortgage loans in default, to the lender pursuant to a consensual deed-in-lieu-of-foreclosure process during March, 2012.

Dividend

The Company paid a cash dividend of $0.40 per share on January 3, 2012 to shareholders of record on December 19, 2011. The dividend is equivalent to an annualized dividend of $1.60 per share.

Portfolio

At December 31, 2011, the Company’s total assets were $293,944,000 and its portfolio consisted of 87 properties located in 21 states and totaling approximately 3,556,000 square feet of gross leasable space. The portfolio was 92.7% leased at the end of the year.

The Company’s construction in progress balance totaled approximately $1,580,000 at December 31, 2011.

Major Tenants

The following is a breakdown of base rents in effect at December 31, 2011 for each of the Company’s major tenants:

Major Tenants	Annualized Base Rent	Percent of Total Base Rent

Walgreens (31)	$11,522,499	34%
Kmart (12)	3,847,911	11
CVS (6)	2,463,490	7
Total	$17,833,900	52%

Lease Expirations

The following table, as of December 31, 2011, sets forth lease expirations for the next 10 years for the Company’s freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options or terminate their leases prior to the contractual expiration date.

		Gross Leasable Area		Annualized Base Rent
Expiration Year	Number of Leases Expiring	Square Footage	Percent of Total	Amount	Percent of Total
2012	16	232,987	7.1%	$1,035,215	3.0%
2013	23	353,463	10.7%	1,771,397	5.2%
2014	20	227,770	6.9%	1,216,766	3.6%
2015	28	798,495	24.2%	3,926,107	11.5%
2016	15	93,619	2.8%	706,276	2.1%
2017	10	85,549	2.6%	1,505,530	4.4%
2018	8	118,491	3.6%	1,937,484	5.7%
2019	7	85,170	2.6%	1,809,379	5.3%
2020	5	126,991	3.9%	1,510,378	4.5%
2021	7	158,699	4.8%	1,951,200	5.8%
Thereafter	49	1,014,796	30.8%	16,647,524	48.9%

Total	188	3,296,030		$34,017,256

Annualized Base Rent of Properties

The following is a breakdown of base rents in effect at December 31, 2011 for each type of retail tenant:

Retail Tenant	Annualized Base Rent	Percent of Total Base Rent

National	$29,705,814	87%
Regional	2,895,990	9
Local	1,415,452	4
Total	$34,017,256	100%

Outstanding Shares and Operating Partnership Units

For the three months and year ended December 31, 2011, the Company’s fully diluted weighted average shares outstanding were 9,685,005 and 9,681,232, respectively. The basic weighted average shares outstanding for the three months and year ended December 31, 2011 were 9,634,994 and 9,637,365.

The Company’s assets are held by, and all of its operations are conducted through, Agree Limited Partnership, of which the Company is the sole general partner. As of December 31, 2011, there were 347,619 operating partnership units outstanding and the Company held a 96.59% interest.

Capital Markets/Balance Sheet

In the first quarter of 2012, the Company completed an underwritten public offering of a total of 1,495,000 shares of common stock, including the exercise of the underwriter’s over-allotment option, resulting in gross proceeds to the Company of approximately $35,100,000. The proceeds were used to reduce amounts outstanding under the Company’s credit facility and for general corporate purposes.

The Company’s debt to total market capitalization was approximately 32% as of December 31, 2011. The Company’s debt to market capitalization decreased to approximately 23% after taking in account the proceeds from the common stock offering being used to reduce amounts outstanding under the Company’s credit facility.

About Agree Realty Corporation

Agree Realty Corporation is primarily engaged in the ownership, management and development of single tenant properties leased to retail tenants. Currently the Company currently owns and operates a portfolio of 90 properties, located in 22 states and containing approximately 3.6 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol “ADC.”

Forward-Looking Statements

The Company considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements represent the Company’s expectations, plans and beliefs concerning future events. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company’s best judgment reflecting current information, certain factors could cause actual results to differ materially from such forward–looking statements. Such factors are detailed from time to time in reports filed or furnished by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2010. Except as required by law, the Company assumes no obligation to update these forward–looking statements, even if new information becomes available in the future.

For additional information, visit the Company’s home page on the Internet at http://www.agreerealty.com

Agree Realty Corporation

Operating Results (in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Minimum rents	$8,312	$8,200	$32,671	$30,355
Percentage rent	12	14	35	34
Operating cost reimbursements	299	703	2,570	2,604
Development fee income	-	6	895	590
Other income	39	35	150	98
Total Revenues	8,662	8,958	36,321	33,681
Operating Expenses:
Real estate taxes	671	461	2,658	1,913
Property operating expenses	363	336	1,531	1,458
Land lease payments	181	186	722	476
General and administration	1,609	1,399	5,662	5,003
Depreciation and amortization	1,649	1,409	6,501	5,280
Impairment charge	-	7,700	3,650	7,700
Total Operating Expenses	4,473	11,491	20,724	21,830
Other Income (Expense)
Interest expense	(1,328)	(1,070)	(4,727)	(4,104)
Gain on extinguishment of debt	-	-	2,360	-
Income (loss) before discontinued operations	2,861	(3,603)	13,230	7,747
Sale of asset from discontinued operations	110	(590)	110	4,738
Income from discontinued operations	250	880	(3,451)	3,143
Net Income (loss)	3,221	(3,313)	9,889	15,628
Net income (loss) attributable to non-controlling interest	110	(131)	338	561
Net Income (Loss) Attributable to Agree Realty Corporation	$3,111	($3,182)	$9,551	$15,067
Weighted Average Common Shares Outstanding
Basic	9,635	9,591	9,637	9,156
Diluted	9,685	9,638	9,681	9,192
Basic Earnings (Loss) Per Share
Continuing Operations	$.29	$(.36)	$1.32	$.82
Discontinued Operations	$.03	$.03	$(.33)	$.83
	$.32	$(.33)	$.99	$1.65
Diluted Earnings (Loss) Per Share
Continuing Operations	$.29	$(.36)	$1.32	$.81
Discontinued Operations	$.03	$.03	$(.33)	$.83
	$.32	$(.33)	$.99	$1.64

Agree Realty Corporation

Funds from Operations (in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2011	2010	2011	2010
Reconciliation of Net Income to Funds from Operations: (1)
Net income (loss)	$3,221	($3,313)	$9,889	$15,628
Depreciation of real estate assets	1,644	1,507	6,524	5,810
Amortization of leasing costs	31	34	272	93
Impairment Charges	-	8,140	13,500	8,140
Sale of fixed asset	(110)	590	(110)	(4,738)
Funds from Operations	$4,786	$6,958	$30,075	$24,933
Lease Termination Revenue	-	(700)	-	(700)
Gain on Extinguishment of Debt	-	-	(2,360)	-
Deferred Revenue Recognition	-	-	(5,697)	-
Funds from Operations, as adjusted	$4,786	$6,258	$22,018	$24,233
Funds from Operations Per Share - Dilutive	$0.48	$0.70	$3.00	$2.61
Funds from Operations Per Share - Dilutive, as adjusted	$0.48	$0.63	$2.20	$2.54
Weighted average number of shares and OP units outstanding – dilutive	10,033	9,985	10,029	9,539

Supplemental information:
Straight-line rental income	$114	$27	$263	$107
Stock-based compensation expense	$323	$303	$1,364	$1,167
Deferred revenue recognition	$332	$172	$6,416	$689
Gain on extinguishment of debt	-	-	$2,360	-
Scheduled principal repayments	$770	$1,033	$3,575	$4,026

(1) FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified the computation of FFO to exclude impairment charges on depreciable property. Management has restated FFO for prior periods presented accordingly. Management uses FFO as a supplemental measure to conduct and evaluate the Company’s business because there are certain limitations associated with using GAAP net income by itself as the primary measure of the Company’s operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.

FFO should not be considered as an alternative to net income as the primary indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the NAREIT definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that not all REITs use the same definition.

Agree Realty Corporation

Consolidated Balance Sheets (in thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Land	$108,673	$103,693
Buildings	229,821	227,646
Accumulated depreciation	(68,590)	(66,111)
Property under development	1,580	359
Property held for sale	-	6,522
Cash and cash equivalents	2,003	593
Accounts receivable	802	1,330
Deferred costs, net of amortization	18,692	10,098
Other assets	963	912
Total Assets	$293,944	$285,042

Liabilities
Mortgages payable	$62,854	$71,527
Notes payable	56,444	28,380
Deferred revenue	2,394	9,346
Dividends and distributions payable	4,071	5,146
Other liabilities	5,957	3,513
Total Liabilities	$131,720	$117,912

Stockholders’ Equity
Common stock (9,851,914 and 9,759,014 shares)	1	1
Additional paid-in capital	181,070	179,705
Deficit	(20,919)	(14,702)
Accumulated other comprehensive income (loss)	(607)	(765)
Non-controlling interest	2,679	2,891
Total Stockholders’ Equity	162,224	167,130
	$293,944	$285,042